EXHIBIT 4.1

AMENDMENT NUMBER 8
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NUMBER 8 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 8, 2005 (“Amendment No. 8 Date”), is entered into by HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), in light of the following:

W I T N E S S E T H

        WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”); and

        WHEREAS, Borrowers have requested that the Loan Agreement and the other Loan Documents be amended to modify certain terms more fully set forth hereinbelow; and

        WHEREAS, subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to so consent to the amendment of the Loan Agreement on the terms set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     DEFINITIONS Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.     AMENDMENTS TO LOAN AGREEMENT.

    (a)            The definition of Applicable Prepayment Premium appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“'Applicable Prepayment Premium' means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Amendment No. 8 Date, 2% times the Maximum Revolver Amount, (b) during the period of time from and including the date that is the day immediately succeeding the first anniversary of the Amendment No. 8 Date up to the date that is the second anniversary of the Amendment No. 8 Date, 1.5% times the Maximum Revolver Amount, and (c) during the period of time from and after the date that is the date immediately succeeding the second anniversary of the Amendment No. 8, 1% times the Maximum Revolver Amount. Notwithstanding anything to the contrary set forth herein, if the outstanding Obligations are prepaid and the Commitments are terminated with (i) the proceeds arising from a private placement of subordinated debt, or an equity offering or the sale of all or substantially all of the assets or capital stock of any Borrower, then the Applicable Prepayment Premium shall be (x) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Amendment No. 8 Date, .75% times the Maximum Revolver Amount, (y) during the period of time from and including the date that is the day immediately succeeding the first anniversary of the Amendment No. 8 Date up to the date that is the second anniversary of the Amendment No. 8 Date, .50% times the Maximum Revolver Amount, and (z) during the period of time from and after the date that is the date immediately succeeding the second anniversary date of the Amendment No. 8 Date, .25% times the Maximum Revolver Amount, or (ii) the proceeds of a refinancing provided by a commercial banking unit of Wells Fargo Bank, N.A., then the Applicable Prepayment Premium shall be an amount equal to $0. Notwithstanding anything to the contrary set forth herein, HH Australia may refinance its Obligations to Lender Group at any time upon 30 days prior written notice to Agent without incurring the Applicable Prepayment Premium, provided that the terms of such refinancing of HH Australia’s Obligations shall be on terms and conditions satisfactory to Agent in its Permitted Discretion.”

    (b)            The definition of Maximum Australia Amount appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“'Maximum Australia Amount' means an amount equal to $20,000,000.”

    (c)            The definition of Maximum Revolver Amount appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“'Maximum Revolver Amount' shall mean an amount equal to $75,000,000.”

    (d)            The definition of Maximum UK Amount appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“'Maximum UK Amount' means an amount equal to $30,000,000.”

        (e)     Section 2.7(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Borrowers, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank agent or bailee in possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) upon receipt of written notice from Agent, such Cash Management Bank immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent’s Account. Until such time as an Event of Default has occurred and is continuing, Agent will not exercise its control over (1) Cash Management Accounts located in the United States until such time as Revolver Usage exceeds $15,000,000, and (2) all Cash Management Accounts located outside the United States. Provided that no Event of Default is then continuing, Agent shall discontinue the exercise of its control over (1) Cash Management Accounts located in the United States if Revolver Usage fails to exceed $15,000,000, and (2) all Cash Management Accounts located outside the United States, in each case if the no Event of Default condition and the Revolver Usage condition, if applicable, each continue to be satisfied for a period of sixty (60) consecutive days, providedfurther, that, nothing herein shall affect Agent’s right to reinstate its control over such Cash Management Agreements upon any subsequent occurrence of excesses of Revolver Usage as described in subclause (1) of the immediately preceding sentence or upon the occurrence and during the continuation of an Event of Default.”

    (f)            Section 2.12(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(ii) the Letter of Credit Usage would exceed $25,000,000, or”

    (g)            Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on March 31, 2009 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.”

    (h)            Schedule C-1 to the Loan Agreement is hereby amended and restated in its entirety in the form annexed hereto.

3.     AMENDMENT FEE. In consideration of the amendments hereunder, on the date hereof, Borrower shall pay to Agent, for the ratable benefit of Lenders, an amendment fee in the amount of $250,000 (the “Amendment Fee”). The Amendment Fee shall be fully earned on the date hereof, shall not be subject to refund, rebate or proration for any reason whatsoever, and Agent shall charge the Amendment Fee to the Loan Account on the date hereof.

4.     CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

    (a)            The representations and warranties in the Loan Agreement and the other Loan Documents, shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date;

    (b)            No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

    (c)            Agent shall have received, in form and content satisfactory to Agent, fully executed copy of this Amendment No. 8.

5.     CONDITIONS SUBSEQUENT TO THIS AMENDMENT. Agent shall receive the reaffirmation and consent of each Guarantor (other than those Australian or New Zealand entities that are in the process of liquidation or amalgamation pursuant to the terms of the Consolidation Plan), in the form of Exhibit A attached hereto, duly executed and delivered by an authorized official of such Guarantor, on or before June 30, 2005 with respect to all Guarantors (other than those Australian or New Zealand entities that are in the process of liquidation or amalgamation pursuant to the terms of the Consolidation Plan). It is expressly acknowledged and agreed that the failure to deliver to Agent each fully executed reaffirmation and consent required by this Section on or before the applicable date set forth above, shall terminate the effectiveness of this Amendment and of all the terms and conditions hereof. In light of the Conditions Subsequent expressed in this Section 5, Agent and Lenders hereby waive the Conditions Subsequent expressed in Section 4 of Amendment Number 7 to Amended and Restated Loan and Security Agreement dated as of May 31, 2005 and effective as of June 1, 2005.

6.     CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

7.     ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

8.     COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall promptly deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.     MISCELLANEOUS

    (a)            Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as heretofore amended and as further amended by this Amendment.

    (b)            Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as heretofore amended and as further amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

HUDSON HIGHLAND GROUP, INC.,
as Parent and a Borrower

By: Elaine A. Kloss
Title: Vice President, Finance and Treasurer

HUDSON GLOBAL RESOURCES AMERICA, INC., fka HUDSON HIGHLAND
GROUP GLOBAL RESOURCES AMERICA, INC.,
as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HUDSON GLOBAL RESOURCES HOLDINGS, INC., fka HUDSON HIGHLAND
GROUP GLOBAL RESOURCES HOLDINGS, INC., as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HUDSON GLOBAL RESOURCES MANAGMENT, INC., fka HUDSON HIGHLAND
GROUP GLOBAL RESOURCES MANAGEMENT, INC., as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HUDSON GLOBAL RESOURCES LIMITED,
as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HIGHLAND PARTNERS LIMITED, as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HUDSON GLOBAL RESOURCES (AUST) PTY LTD., as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HUDSON TRADE & INDUSTRIAL SERVICES PTY LTD., as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HUDSON TRADE & INDUSTRIAL SOLUTIONS PTY LTD., as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HUDSON GLOBAL RESOURCES (NEWCASTLE) PTY LTD., as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HIGHLAND PARTNERS (AUST) PTY LTD., as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HUDSON HIGHLAND GROUP SEARCH, INC., as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

JAMES BOTRIE AND ASSOCIATES INC., as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HIGHLAND PARTNERS CO (CANADA), fka 3057313 NOVA SCOTIA
COMPANY, as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

HUDSON PAYROLL SERVICES, LIMITED, as a Borrower

By: Elaine A. Kloss
Title: Authorized Signatory

WELLS FARGO FOOTHILL, INC.,
as Agent and as a Lender

By: /s/_____________________________
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.
as a Lender

By: /s/_____________________________
Title: Vice President

EXHIBIT A

REAFFIRMATION AND CONSENT

        All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Loan and Security Agreement by and among HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), dated as of June 25, 2003 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), or in Amendment Number 8 to Amended and Restated Loan and Security Agreement, dated as of June 8, 2005 (the “Amendment”), among Borrowers, Agent and Lenders. The undersigned each hereby (a) represents and warrants to Agent and Lenders that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Amendment; (c) acknowledges and reaffirms its obligations owing to Agent and Lenders under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Agent and Lenders have no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed.

PEOPLE.COM CONSULTANTS, INC.
PEOPLE.COM TECHNOLOGY PARTNERS, INC.
HUDSON HIGHLAND GROUP HOLDINGS INTERNATIONAL, INC.
CORNELL TECHNICAL SERVICES, INC.
HUDSON HIGHLAND CENTER FOR HIGH PERFORMANCE, LLC
JMT FINANCIAL PARTNERS, LLC
DELTA SEARCH GROUP, INC.
HUDSON HIGHLAND (APAC) PTY LIMITED
MORGAN & BANKS HOLDINGS AUSTRALASIA PTY LIMITED
HIGHLAND HOLDCO (AUST) PTY LTD.
MORGAN & BANKS MANAGEMENT SERVICES PTY LIMITED
HUDSON GLOBAL RESOURCES (NZ) LTD.
M& B HOLDCO NZ
HIGHLAND HOLDCO (NZ)
HIGHLAND PARTNERS (NZ) LIMITED

By: _____________________________
Title: ____________________________

HIGHLAND PARTNERS SA/NV

By: _____________________________
Title: ____________________________

DE WITTE & MOREL GLOBAL RESOURCES NV/SA

By: _____________________________
Title: ____________________________

HIGHLAND PARTNERS SARL

By: _____________________________
Title: ____________________________

HUDSON GLOBAL RESOURCES SAS

By: _____________________________
Title: ____________________________

HUDSON GROUP HOLDINGS B.V, fka HIGHLAND PARTNERS HOLDING B.V.

By: _____________________________
Title: ____________________________

HUDSON GLOBAL RESOURCES B.V. , fka HIGHLAND PARTNERS B.V.

By: _____________________________
Title: ____________________________

HUDSON HUMAN CAPITAL SOLUTIONS B.V., fka HUDSON GROUP
HOLDINGS B.V.

By: _____________________________
Title: ____________________________

Schedule C-1
Commitments

Lender	Commitment

WELLS FARGO FOOTHILL, INC	$45,000,000

THE CIT GROUP/BUSINESS
CREDIT, INC	$30,000,000